INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of March 22, 2013 by and between HERCULES TECHNOLOGY III, L.P.(“Lender”) and NEURALSTEM, INC., a Delaware corporation (“Grantor”).

RECITALS

A.         Lender has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and between Lender and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement).

B.         Lender is willing to extend and to continue to extend financial accommodations to Grantor, but only upon the condition, among others, that Grantor shall grant to Lender a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Loan Agreement.

C.         Pursuant to the terms of the Loan Agreement, Grantor has granted to Lender a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

Now, Therefore, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of the Secured Obligations, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Grantor grants and pledges to Lender a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof (collectively, “Intellectual Property Collateral”).

This security interest is granted in conjunction with the security interest granted to Lender under the Loan Agreement. The rights and remedies of Lender with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Lender as a matter of law or equity. Each right, power and remedy of Lender provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Lender, of any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable. Notwithstanding the foregoing, Grantor makes no representations and warranties as to its right, title or interest in the Intellectual Property Collateral except as specifically contained in the Loan Agreement and any of the Loan Documents.

In Witness Whereof, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor:	Neuralstem, Inc.

9700 Great Seneca Parkway	By:
Rockville, MD 20850

Title:

LENDER:

Address of Lender:	Hercules Technology III, L.P.,
a Delaware limited partnership
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301	By:	Hercules Technology SBIC
Attn: Documentation Department		Management, LLC, its General
Partner

	By:	Hercules Technology Growth
Capital, Inc., its Manager

By:
Name:
Title:

Exhibit A

COPYRIGHTS

Description	Registration Number	Registration Date

NONE

Exhibit B

PATENTS

Exhibit C

TRADEMARKS

Description	Registration/ Application Number	Registration/ Application Date
NONE